Exhibit 5.1

200 Clarendon Street Boston, Massachusetts 02116 Tel: +1.617.948.6000 Fax: +1.617.948.6001 www.lw.com
FIRM / AFFILIATE OFFICES
June 28, 2023 Lyra Therapeutics, Inc. 480 Arsenal Way Watertown, MA 02472	Austin Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tel Aviv Tokyo Washington, D.C.

Re:	Registration Statement on Form S-3; 21,967,353 shares of Common Stock, par value $0.001 per share

To the addressee set forth above:

We have acted as special counsel to Lyra Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling securityholders named in the Registration Statement (as defined below) of 21,967,353 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”). The Shares include (a) 12,236,714 outstanding shares (the “Issued Shares”) of Common Stock, (b) 2,408,188 shares (the “Pre-Funded Warrant Shares”) of Common Stock issuable upon exercise of outstanding pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”) and 7,322,451 shares (the “Purchase Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”) of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock (the “Purchase Warrants” and, together with the Pre-Funded Warrants, the “Warrants”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2023 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

June 28, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Issued Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2. When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the issue of the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and the Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that: (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL; (ii) the Warrants have been duly executed and delivered by the Company and, under the internal laws of the State of New York, constitute valid and legally binding obligations of the Company; and (iii) upon the issue of any of the Warrant Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue (a) under its Restated Certificate of Incorporation and (b) by the board of directors of the Company in connection with the offering contemplated by the Registration Statement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ LATHAM & WATKINS LLP